UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2018

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

516 Route 33 West

Building 2, Suite 1

Millstone Township, New Jersey 08535

(Address of Principal Executive Offices)

413-655-1558

(Registrant's telephone number, including area code)

1825 Ponce De Leon Blvd, Ste 178

Coral Gables, Florida 33134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Removal of Officers and Directors and Appointment of New Officers and Directors.

On September 7, 2018, the then current members of the Company’s Board of Directors and the then current officers of the Company were removed from their respective position with the Company.

A majority of shareholders voted to irrevocably remove each and every member of the Company’s current Board of Directors, including John Leufray, Carlos Hernandez, Yesit J. Campo and Paul Michael Muncy (to the extent that each was a director of the Company). In addition, the majority shareholders appointed the Joseph Spano, Wayne Ackerman and Robert N. Garff as the sole and exclusive new directors of the Company (“New Directors”).

On September 7, 2018, the New Directors irrevocably removed each and every current officer of the Corporation, including (i) John Leufray as Chief Executive Officer, Yesit J. Campo as Chief Financial Officer and Susan Acquino as Corporate Secretary and (ii) Mr. Carlos Hernandez, Jr., as Chief Operations Officer and the “Authorized Legal Representative” to U.S. Precious Metals de Mexico S.A. de C.V.  The New Directors appointed Joseph Spano as the sole acting officer of the Company.

Background of New Directors.

Joseph Spano. Mr. Spano (Age 60) has been a managing member of Spano Partners Holding, LLC. since 2000. The firm is located in Millstone Township, New Jersey and is involved in numerous real estate and solar construction and development projects, among other businesses. Mr. Spano has B. A. from Rider University and is a Certified Public Accountant. He also is the founding member of The Spano Family Charitable Foundation.

Wayne Ackerman. Mr. Ackerman (Age 55) has been Chief Financial Officer of Argo Turboserve Corporation, Lyndhurst, New Jersey since 2006. In his officer capacity, he oversaw all aspects of six diversified business operations which generated $350 million in revenues. Mr. Ackerman is a Certified Public Account with a B.A and M.B.A from Rutgers University.

Robert N. Garff.  Mr.Garff (Age 66) worked in the financial services industry for 35 years.  He worked for Goldman Sachs and Merrill Lynch in Institutional Fixed Income Trading and Sales.  He worked for Merrill Lynch, Morgan Stanley Smith Barney, and UBS Financial Services in Private Wealth Management. Mr. Garff has been an active investor in early and development stage companies for the past 35 years.  Mr. Garff earned a BA in Finance from The University of Utah in 1974 and an MBA from The University of Michigan in 1976.

At the present time, there are no compensation or consulting arrangements with any of the above-named parties.

There are no family relationships between our new officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer and director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which our new officers and director are a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event. Each officer serves in such executive positions at the discretion of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US PRECIOUS METALS, INC.

(Registrant)

/s/ Joseph Spano

Joseph Spano

Acting Chief Executive Officer

Date: September 7, 2018

2